2005 Bonus and Incentive Stock Award

Exhibit 10a

September 26, 2005

2005 Bonus and Incentive Share Award For:

«Employee"

Grant Date:	March 5, 2005
Restricted Shares Vesting Date:	March 5, 2009
Unrestricted Shares Awarded:	«BonusShares"	(“Bonus Shares”)
Restricted Shares Awarded:	«IncentiveShares" (“Incentive Shares”)

I am pleased to confirm the award made to you on March 5, 2005 by the Compensation Committee of the Board of Directors of «BonusShares" Bonus Shares and «IncentiveShares" Incentive Shares of the Company’s common stock.

The grant of Incentive Shares awarded to you is subject to four-year cliff-vesting if you retain all of your Bonus Shares during that time. The entire award of Bonus and Incentive Shares are subject to the other terms and conditions specified in the West Pharmaceutical Services, Inc. 2004 Stock-Based Compensation Plan. Enclosed with this award letter are a summary of important Terms and Conditions and a Participant Information Statement. Both documents should be reviewed carefully.

This Award is governed by all of the terms and conditions contained in this award letter and the Plan. In the event of a conflict between this award letter and the Plan, the provisions of the Plan shall control for any and all purposes. If you wish to sell or withdraw any of the shares in your account, you should contact the Company’s stock plan administrator, Computershare Trust Company at (312)-588-4991 ext. 4694. A Sale or Withdrawal of Shares form is enclosed for your convenience.

Please review the attached documentation carefully. I would be happy to answer any questions about the terms and conditions of your awards.

Very truly yours,

John R. Gailey III
Secretary

JRG/kmt

Enclosures

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2005 Bonus and Incentive Stock Award

Terms and Conditions for

Employee Bonus and Incentive Stock Awards

1.

Bonus Shares are shares of Company stock awarded to you and are considered “Bonus Stock” under the Company’s 2004 Stock-Based Compensation Plan. Incentive Shares are shares of stock that are subject to risk of forfeiture as explained below and are considered “Restricted Stock” under the Plan.

2.

Upon grant, the number of Bonus and Incentive shares shown on the accompanying grant letter will be held in an account on your behalf. Recipients will be permitted to indirectly vote their allocated shares through the plan administrator and to receive dividends and other distributions with respect thereto, except that: dividends on Bonus and Incentive shares will be reinvested in additional shares of stock. If the Incentive Shares are forfeited, recipient shall have no right to receive shares purchased through dividends paid on the restricted shares.

3.	All of the Incentive shares will vest 100% on the fourth anniversary of the grant date, subject to the following circumstances:
Event	Effect on Incentive Shares

Before the vesting date,

. . . recipient sells, assigns, exchanges, pledges, hypothecates or otherwise encumbers any of the Bonus Shares

. . . recipient tenders Bonus Shares as full or partial payment of the exercise price of a stock option granted under a Company plan

. . . recipient tenders Bonus Shares to satisfy applicable tax withholding requirements as permitted by the Plan

. . . all of the Incentive Shares are immediately forfeited.

. . . the Incentive Shares continue to vest according to the original schedule.

. . . the Incentive Shares continue to vest according to the original schedule.

Termination of Employment . . . due to death, disability or retirement under a qualified pension plan maintained by the Company . . . for any reason other than death, disability or retirement

. . . the following percentage of the Incentive Shares will vest:

(i)   25%, if at least 1 but less than 2 years has elapsed since the Grant Date;

(ii)  50%, if at least 2 but less than 3 years has elapsed since the Grant Date; and

(iii) 75%, if at least 3 years has elapsed since the Grant Date.

. . . all of the Incentive Shares are immediately forfeited.

Change in Control of the Company . . .	. . . all Incentive Shares vest in full as of the date of the change in control.

4.	This Award granted hereunder is subject to the applicable terms and conditions of the Plan, which are

2005 Bonus and Incentive Stock Award

incorporated herein by reference, and in the event of any contradiction, distinction or differences between this award letter and its summary and the terms of the Plan, the terms of the Plan will control.

5.	If recipient has elected to defer some or all of the Bonus and Incentive shares under the Company’s Deferred Compensation Plan, additional restrictions apply to these shares.
6.

The Company may condition delivery of certificates for shares upon the prior receipt from Employee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.